Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated February 14, 2023, relating to the financial statements of Enterprise Navigator Ethylene Terminal LLC, appearing in the Annual Report on Form 20-F of Navigator Holdings Ltd for the year ended December 31, 2022. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Houston, Texas

June 28, 2023